UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2013

WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois		60504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (630) 898-2500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The Annual Meeting of Stockholders (the “Annual Meeting”) of Westell Technologies, Inc. (the “Company”) was held on September 16, 2013. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.
Proposal 1-Election of Directors:
Each person duly elected at the Annual Meeting to serve as a director until the Company’s 2014 Annual Meeting of Stockholders received the number of votes indicated beside his or her name below.

Nominee	For	Withheld	Broker Non-Vote
Richard S. Gilbert	79,173,351	1,472,635	14,826,555
Kirk R. Brannock	79,820,211	825,775	14,826,555
Robert W. Foskett	73,112,342	7,533,644	14,826,555
James M. Froisland	79,821,465	824,521	14,826,555
Dennis O. Harris	79,771,386	874,600	14,826,555
Martin D. Hernandez	75,338,650	5,307,336	14,826,555
Eileen A. Kamerick	79,961,614	684,372	14,826,555
Robert C. Penny III	72,776,439	7,869,547	14,826,555

Proposal 2-Ratification of the appointment of Ernst &Young LLP, independent auditors, as auditors for the fiscal year ending March 31, 2014. This proposal was approved.

	For	Against	Abstain
Appointment of independent auditors	94,681,573	638,448	152,520

Proposal 3-Advisory Vote to approve Executive Compensation, as described in the proxy materials. This proposal was approved.

	For	Against	Abstain	Broker Non-Vote
Advisory Vote to approve Executive Compensation	79,309,332	1,004,937	331,717	14,826,555

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date:	September 17, 2013	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary